UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2013

Ebix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200

Atlanta, Georgia

30328

(Address of principal executive offices) (Zip Code)

(678) 281-2020

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On May 1, 2013, Ebix, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exchange Parent Corp., a Delaware corporation (“Parent”), and Exchange Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“MergerSub” and, together with Parent, the “Acquiring Parties”). The Acquiring Parties are affiliates of Goldman, Sachs & Co. The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger of MergerSub with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).

The material terms of the Merger Agreement, including the conditions to the proposed Merger, will be described in a subsequent filing on Form 8-K.

A copy of the press release issued by the Company announcing the proposed Merger is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01. In addition, on May 1, 2013, the Company engaged in various communications with employees, customers, and other persons concerning the proposed Merger. Copies of these additional communications are filed as exhibits to this report and are incorporated by reference in this Item 8.01.

Forward-Looking Statements

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this report. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance and achievements, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”).

Although we presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law. This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and subsequent filings with the SEC.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed Merger. In connection with the Merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://ebix.com/reports.aspx or by directing a request to: Ebix, Inc., 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328, Attn: Investor Relations, (678) 281-2043, IR@ebix.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Ebix, Inc., dated May 1, 2013

99.2	Letter to Employees, dated May 1, 2013

99.3	Employee FAQs, dated May 1, 2013

99.4	Letter to Customers, dated May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ebix, Inc.

Dated: May 1, 2013	By:	/s/ Robert Kerris
		Name:	Robert Kerris
		Title:	Chief Financial Officer and Corporate Secretary

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